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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40500) pertaining to the CommNet Cellular Inc. Employee Stock Ownership Plan and Trust of our report dated January 30, 1998, with respect to the financial statements and schedules of the CommNet Cellular Inc. Employee Stock Ownership Plan and Trust included in this Annual Report (Form 11-K) for the year ended September 30, 1997.



                                 ERNST & YOUNG LLP

Denver, Colorado
March 26, 1998